                             WESTPOINT STEVENS INC.

                                CUSTODY AGREEMENT

          THIS AGREEMENT, dated as of February 27, 1997, among WestPoint Stevens Inc., a Delaware corporation (the "Company"), the undersigned stockholder of the Company (the "Selling Stockholder") and WPS Investors, L.P., as custodian (the "Custodian").

                             W I T N E S S E T H:

          WHEREAS, the Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (the "Registration Statement") in connection with the proposed offer and sale to the public of shares of its Common Stock, par value $.01 per share (the "Common Stock"), to be offered and sold by and on behalf of the Selling Stockholder and the other selling stockholders named in the Registration Statement (the "Public Offering"); and

          WHEREAS, to induce Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., The Robinson-Humphrey Company, Inc., and Wheat, First Securities, Inc., the representatives (the "Representatives") of the several underwriters of the Public Offering (the "Underwriters") to enter into the Purchase Agreement referred to in Section 3 hereof and to assure the Underwriters that the shares of Common Stock to be offered by the Selling Stockholder in accordance with its previous request to the Underwriters will be delivered to the Representatives at the closing of the Public Offering and to provide for the orderly processing of the Registration Statement and sale of such shares of Common Stock, it is necessary and in the best interests of the Selling Stockholder, the other selling stockholders and the Company to enter into the following agreement;

          NOW, THEREFORE, in consideration of the premises and the covenants and agreements hereinafter set forth and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

          1. Appointment of Custodian. The Custodian is hereby appointed to act and to hold and dispose of the shares of the Selling Stockholder's Common Stock to be offered and sold under the terms of the Registration Statement pursuant to the instructions of the Selling Stockholder.

          2. Deposit of Shares. As soon as possible after the execution of this Agreement and in no event later than [ ], 1997, the Selling Stockholder shall deposit with the Custodian certificates representing at least the number of shares of Common Stock set forth opposite such Selling Stockholder's name on

Exhibit A hereto, registered in its name (or the names of its nominee if properly identified) and duly endorsed in blank for transfer by separate stock power. The stock certificates and the separate endorsed stock powers should be delivered to the Custodian at the address set forth in Section 10 hereof for deposit with the Custodian. Thereafter, upon the reasonable request of the Custodian, the Selling Stockholder agrees to furnish any other documentation which the transfer agent of the Company may request in order to assure the sale and transfer of such shares of Common Stock. Such minimum numbers of shares of Common Stock which are to be deposited with the Custodian by the Selling Stockholder in accordance with the foregoing are hereinafter collectively referred to as the "Deposit Stock." Of the shares of Deposit Stock, the number of shares to be Initial Securities (as defined in the Purchase Agreement) is listed in column 1 of Exhibit A hereto and the number of shares to be Option Securities (as defined in the Purchase Agreement) is listed in Column 2 of Exhibit A hereto.

          The Deposit Stock represented by the certificates so deposited with the Custodian by the Selling Stockholder are subject to the interests hereunder of the Underwriters; provided, however, that until payment by the Underwriters of the purchase price for the shares, the Selling Stockholder shall remain the owner of the Deposit Stock and shall have the right to vote such shares and to receive all dividends and distributions therefrom; the arrangements for the custody and delivery of such certificates made by the Selling Stockholder hereunder are not subject to termination by any acts of the Selling Stockholder, or by operation of law, whether by the death or incapacity of such Selling Stockholder or the occurrence of any other event, except as provided in Section 4 hereof; and if any such death, incapacity or any other such event shall occur before the delivery of such shares hereunder, the Custodian is nevertheless fully authorized and directed to deliver certificates for such shares in accordance with the terms and conditions of this Agreement and the Purchase Agreement (defined below) as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

          3. Purchase Agreement. The Selling Stockholder acknowledges receipt of a draft of a purchase agreement among the Company, WPS Investors, L.P., the Selling Stockholder, the other selling stockholders and the Underwriters relating to the offering of shares of Common Stock and the purchase thereof by the several Underwriters, copies of which are attached hereto as Appendix II. The definitive purchase agreement, to be in substantially the form of such draft (the "Purchase Agreement"), will set forth the terms and conditions of the sale and purchase of said shares and provides for the rights and responsibilities, and the representations, warranties, covenants and indemnities, which will be expected of the Selling Stockholder in connection therewith. It is understood that the Purchase Agreement will be executed by the Representatives and by the Company and WPS Investors, L.P., and by the Selling Stockholder, effective on the date that the Registration Statement becomes effective with the Commission, at which time the price to be paid to the Selling Stockholder by the Underwriters for the Common Stock being offered will be inserted on Schedule C to the Purchase Agreement.

          4. Custodian. The Custodian is hereby authorized and directed to deliver the Deposit Stock pursuant to instructions from Underwriters on the Closing Time or Date of Delivery, as the case may be, referred to in the Purchase Agreement upon receipt of (a) payment as set forth in the Purchase Agreement for the Deposit Stock purchased on such Closing Time or Date of Delivery, as the case may be, less transfer taxes, if any, and (b) instructions from the Selling Stockholder to release such shares. The Custodian shall have no liability whatsoever for releasing the Deposit Stock to the Underwriters in accordance with the provisions of the foregoing sentence. If the Purchase Agreement shall not be entered into and the transactions contemplated thereby consummated prior to the thirtieth day after the date of this Custody Agreement then, the Custodian is to return to the Selling Stockholder all of the Deposit Stock held by the Custodian for the Selling Stockholder at the address set forth on the signature page hereto, and shall destroy all stock powers relating thereto delivered to it pursuant to Section 2 hereof. Upon the mailing of all or a portion of the Deposit Stock to the Selling Stockholder in accordance with this Section 4, the Custodian shall have no further responsibility hereunder.

          5. Representations and Warranties of Selling Stockholder. The Selling Stockholder hereby represents and warrants to each Underwriter and the Company as follows:

          (a) Each of the representations and warranties of the Selling Stockholder set forth in the Purchase Agreement (in substantially the form of such agreements provided to the undersigned) is true and correct;

          (b) This Agreement has been duly authorized, executed and delivered by the Selling Stockholder and constitutes a legal and binding obligation of the Selling Stockholder, enforceable in accordance with its terms; and

          (c) The Selling Stockholder has full legal right, capacity, power and authority to execute this Agreement, to enter into the Purchase Agreement and to sell, transfer, assign and deliver the Common Stock to be sold by the Selling Stockholder in accordance with the Purchase Agreement and valid and marketable title to such Common Stock will be passed to the Underwriters pursuant to the Purchase Agreement.

          The Selling Stockholder hereby further represents and warrants that the foregoing representations and warranties will be true and correct on the date the Purchase Agreement is executed and at the Closing Time or the Date of Delivery, as the case may be, referred to in the Purchase Agreement.

          For purposes of rendering an opinion pursuant to the Purchase Agreement, counsel for the Selling Stockholder may rely on the representations and warranties of the undersigned set forth herein and in the Purchase Agreement as if said representations and warranties had been set forth in a separate certificate directed to said counsel at and as of the Closing Time or each Date of Delivery.

          6. Payment to Selling Stockholder.

          (a) The Selling Stockholder hereby directs the Custodian to receive payment for such Selling Stockholder's shares of Deposit Stock, all in accordance with the terms and conditions of the Purchase Agreement and Section 4 hereof.

          (b) Upon receipt of such payment from the representatives by the Custodian, the Custodian shall promptly forward to the Selling Stockholder by wire transfer of immediately availble funds to an account specified in writing by the

Selling Stockholder to the Custodian the purchase price for his shares of Deposit Stock, as set forth in the Purchase Agreement as executed.

          7. Return of Common Stock. The Custodian shall return to the Selling Stockholder at the address set forth on the signature page hereto any shares of Common Stock deposited by the Selling Stockholder which are not sold pursuant to the Purchase Agreement promptly after the expiration of the option referred to in Section 2(b) of the Purchase Agreement or, if earlier, after the Date of Delivery (as defined in the Purchase Agreement). In the event the Deposit Stock is not sold pursuant to the Purchase Agreement, then the Custodian shall promptly return the Deposit Stock to the Selling Stockholder at the address set forth on the signature page hereto. Upon the mailing of all or a portion of the Deposit Stock to the Selling Stockholder in accordance with this Section 7, the Custodian shall have no further responsibility hereunder.

          8. Expenses. WPS Investors, L.P. shall pay all such expenses incident to the Public Offering.

          9. Extent of Duties and Obligations of Custodian. In all respects, the duties and obligations of the Custodian shall be determined solely by the express provisions of this Agreement, and the Custodian shall not be liable for any act or failure to act on its part hereunder except for gross negligence or willful misconduct, and shall be fully protected, as against the Selling Stockholder and the Company, in any such action as the Custodian may take hereunder in reliance on advice of accountants, attorneys or other independent experts selected by it (which may include attorneys employed by the Custodian or outside counsel). No implied covenants or obligations shall be read into this Agreement against the Custodian. None of the provisions contained in this Agreement shall require the Custodian to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, hereunder.

          The recitals contained herein shall be taken as the statements of the Selling Stockholder and the Company, and the Custodian assumes no responsibility whatsoever for the correctness of such recitals. Nothing in this Agreement, expressed or implied, shall give or be construed to give any person, firm or corporation, other than the parties hereto, the Underwriters, Weil, Gotshal & Manges, as counsel to the Company, Jones, Day,

Reavis & Pogue, as counsel to WPS Investors, L.P., and, Cahill Gordon & Reindel, as counsel to the Underwriters, any legal or equitable right, remedy or claim under or in respect to this Agreement or under or in respect of any covenant, condition or provision herein contained.

          10. Effective Date of Agreement. This Agreement shall become effective with respect to the Selling Stockholder upon receipt of a copy of this Agreement, duly executed by the Selling Stockholder, by the Custodian at the following address:

                        [                     ]
                        [                     ]
                        [                     ]
                        [                     ]
                        [                     ]


          11. Definitions. The words "it" and "its" shall be construed where appropriate, to be singular or plural, or masculine, feminine or neuter.

          12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          13. Counterparts. This Agreement may be signed in various counterparts which together shall constitute one and the same Agreement.

          14. Successors. This Agreement shall be binding upon the undersigned and the heirs, legal representatives, distributees, successors and assigns of the undersigned.

          15. Notices. Notices to the Custodian shall not be deemed to be given until actually received by it. Whenever the time for giving a notice falls upon a Saturday, Sunday or holiday, such time shall be extended to the next business day.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                    WESTPOINT STEVENS INC.

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    WPS INVESTORS, L.P.,
                                      as Custodian

                                    By: HTG CORP.

                                    By:
                                       ----------------------------------------
SELLING STOCKHOLDER

------------------------
Name:
Address:

                                 Exhibit A

                                    Number of
                                     Initial            Number of Option
Selling Stockholder                 Securities             Securities
-------------------                 ----------          ----------------

General Electric Capital
  Corporation                        [       ]             [       ]

Georgia-Pacific Master Trust         [       ]             [       ]
  for Employee Benefit Plan

Jackson National Life                [       ]             [       ]
  Insurance Company

               Total..........      1,750,000               250,000
                                    =========               =======